THIS AGREEMENT made as of the 1" day of May, 1998

BETWEEN:

ALPHA CORPORATION,

a corporation incorporated under the laws of the Province of Ontario

(hereinafter called the "Corporation")

OF THE FIRST PART

                           and       MICHAEL P. KRAFT & ASSOCIATES INC.
                                     a corporation incorporated under the
                                     laws of the Province of Ontario
                                     (hereinafter called the "Consultant")

                                                   OF THE SECOND PART
RECITALS

            WHEREAS:

(a) The Corporation carries on the business of pre-selling or licensing book, video andother complementary products and any other business or businesses that may be from time to time approved by the board of directors of the Corporation (hereinafter called the "Business");

(b)  The  Corporation  wishes to engage the  services of  Consultant  to provide
     administration   management  services  and  marketing   consulting  to  the
     Corporation;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the covenants, agreements and payments herein set forth and provided for, it is agreed by and between the parties hereto as follows:

1    INTERPRETATION

1.01 For the purposes of this Agreement, including the recitals and any amendment hereto, the following words and phrases shall have the following meanings:

(a)  "Agreement" means this agreement and schedules hereto-,

(b) "Business" has the meaning ascribed thereto in paragraph (a) of the recitals to this

Agreement;

(c)  "Consulting  Fee" shall have the meaning  ascribed  thereto in Section 3.01
     (a);

(d)  "Sales  Commissions"  shall have the  meaning  ascribed  thereto in Section
     3.02.

1.02 For the purpose of this Agreement, all references to "Dollars" or "$" shall mean Canadian funds, unless otherwise specified.

ENGAGEMENT AND DUTIES OF CONSULTANT

Representations of Consultant

2.01 Consultant represents and warrants to the Corporation that he has the required skills and expertise to perform the services as set forth and described in this Agreement. In particular, Consultant represents that he will be able to undertake the administration management and sales &marketing for the products of the Business.

Engagement of Consultant

2.02 Subject to the terms and conditions of this Agreement, the Corporation hereby engages Consultant as an independent contractor and Consultant hereby accepts the engagement during the term of this Agreement to provide the services which may be required by the Corporation with respect to the administration management and sales & marketing for the products of the Business.

Term of Engagement

2.03 The engagement of Consultant hereunder shall be for an initial period of eight (8) months, commencing from the 1st day of May 1998 and ending on the last day of December 1998 and, unless such engagement shall be terminated as hereinafter provided, thereafter from year to year unless and until terminated as hereinafter provided.

Covenants of Consultant

2.04 Consultant hereby covenants and agrees that:

(a) Consultant shall carry out his obligations to the Corporation hereunder;


(b) Consultant shall devote such time and attention to the performance of his duties hereunder in order to carry out the obligations on the part of Consultant to be observed and performed hereunder. The Corporation acknowledges that Consultant is not limited or affected, notwithstanding any provision hereof, in his ability to carry on other consulting services for his other clients, and consequently, Consultant will devote only so much of his time to the Corporation as in his judgment is reasonably required.

(c) Consultant shall use his best efforts to promote the Business; and

(d) Consultant will, at his sole discretion, during the continuance of this Agreement so long as the board of directors of the Corporation may so desire, serve as an officer of the Corporation without additional remuneration.

Diligent Performance of Duties

2.05 Consultant shall duly and diligently perform all the reasonable duties to be performed pursuant to this Agreement during the term of this Agreement and any renewal hereof as it relates to the consulting services to be provided by Consultant hereunder.

Review and Control of Consulting Services

2.06 The Consultant shall meet with the board of directors of the Corporation on a regular basis and at least quarterly to discuss and review all consulting services to be conducted by the Consultant pursuant to this agreement and the Corporation agrees that the Consultant will have complete control over the services to be rendered under this Agreement .

3.0 COMPENSATION OF CONSULTANT

Fixed Annual Remuneration

3.01 The Corporation shall pay Consultant shall at the monthly rate of $3,000.00 plus GST(if applicable) payable, in arrears, in two equal installments on the 15th and last day of each month, commencing the 15' day of May, 1998 and allocated on the account of:

     (a) A fixed non-recoverable fee (the "Consulting Fee") of $3000.00 per month (payable on The 15 th and last day of each month) for management services. Additionally, Michael Kraft would be entitled to the full 50% Sales Commission less Administration & Operating Fee and Monthly Expenses (see Schedule B). Further, Michael Kraft and Stan Starkman would be entitled to share the 50% Sales Commission for all International Sales less Administration & Operating Fee and Monthly Expenses (see Schedule B).

3.02 In addition to the Consulting Fees provided hereunder, Consultant shall be entitled during the continuation of this Agreement and commencing with the period beginning May 1st 1998 to receive a sales commission ("Sales Commission") plus GST (if applicable) according to Schedule "B" annexed hereto, for confirmed purchase orders accepted by the Corporation from and after May 1st 1998.

Payment on Termination

3.03 The parties hereto acknowledge and agree that upon the expiration of this Agreement or its earlier termination pursuant to the terms hereof Consultant shall be entitled to receive the fixed remuneration and Sales Commission owing to him to the effective date of termination. Such fixed remuneration and Sales Commission shall paid by the Corporation to Consultant within 30 days from the effective date of termination.

Reimbursement of Certain Expenses

3.04 Consultant shall be reimbursed by the Corporation for all travel & entertainment and other expenses actually and properly incurred in connection with the Corporation. The Corporation must pre-authorize travel and hotel costs (which will be booked by the Corporation). For all such expenses, Consultant shall furnish to the Corporation monthly expense statements and vouchers by no later than the 1 5th day of the following month and the Corporation shall reimburse such expenses within seven (7) business days from receipt.

Automobile

3.05 The Corporation agrees that it will provide Consultant with a reasonable automobile allowance to commensurate with Consultant's position with the Corporation.

Success Fees

3.06 Consultant shall receive a success fee from 2%-2.5% of the aggregate amount arranged for project debt and equity financing upon completion of such financing and payable within 5 business days from receipt of such funds by the Corporation.

4.00 NON -DISCLOSURE AND NON-COMPETITION

Confidential Information

4.01 Consultant shall not, either during the continuance of this Agreement or at any time thereafter use for its own benefit or in any manner adverse to the interest of the Corporation or its subsidiaries or disclose or make available to others for any reason or purpose whatsoever any Confidential or disclose or make available to others for any reason or purpose whatsoever any Confidential Information (as defined below).

"Confidential Information" is defined to be information disclosed to the Vendor or know by him as a consequence of or through its relationship with the Corporation or any subsidiary or division thereof, not generally known in the Corporation's industry, about the Corporation's customers, advertising methods, public relations methods, business methods, organization, procedures or finance, including without limitation information of or relating to advertising programs, designs, contracts, arrangements, research, trade secrets, information regarding trade marks or other intellectual property rights, customer lists, product and service lines, marketing data and any related or technical, corporate or trade information; Confidential Information shall be deemed not to include any information known publicly or readily available to the public, or any information which the Corporation or Consultant is required to disclose by law.

Non-Competition

4.02 (1) Consultant shall not, either during the continuance of this Agreement or for a period of:

(a) 2 years, or
(b) 1 year,

following the date of termination of this Agreement, either individually or in partnership or jointly or in conjunction with any person as principal, agent, employee, shareholder (other than a holding of shares listed on a Canadian or United States stock exchange that does not exceed 10% of the outstanding shares so listed) or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit his name or any part thereof to be used or employed by any person engaged in or concerned with or interested in any business activity competitive with those aspects of the Business described in Schedule "B" annexed hereto within:

(i)                North America;
(ii)               Canada;

Sub-Sections  4.02 (1)(a) and (b) and Sub-Sections  4.02(l)(i),and  Sub-Sections
(iii) are each separate and distinct covenants, severable one from the other and the greatest of Sub-Sections 4.02 (1)(a) and (b) and Sub-Sections 4.02(l)(i) and
(ii) shall apply unless such covenant is determined to be invalid or unenforceable, in which event the next greatest shall apply, and so on.

Proprietary Properties

4.03 (a) All inventions, innovations, improvements, copyright or trade mark rights created or developed by Consultant in the course of providing his services hereunder or in any way relating to the business of the Corporation, whether patented, trade marked or not shall be the exclusive property of the Corporation and the Corporation shall have the exclusive right to file any patent applications, trade mark applications, copyright or other protection, in the name of the Corporation in connection therewith and Consultant shall co-operate with the Corporation and its nominee and provide all necessary assistance in the filing and prosecution of such applications or protection at the expense of the Corporation.

4.03 (b) Consultant covenants and agrees that the concepts and promotions including all copyright and trademark rights inherent in the services made available by it to the Corporation are proprietary information and property of the Corporation and shall not be used or divulged by Consultant without the Corporation's prior written-consent on such terms as may be agreed upon by the Corporation in its sole discretion.

5.00 TERMINATION

Termination by the Corporation

5.01  This  Agreement  and  the  engagement  of  Consultant   hereunder  may  be
terminated, at the option of the Corporation, in the following manner and circumstances:

- (a) if the Consultant has committed any material breach of this Agreement and such breach has not been cured within fifteen (15) days of written notice of such breach being given by the Corporation to the Consultant; or

(b) forthwith if Consultant shall become insolvent or bankrupt or makes - an assignment for the benefit of creditors or be adjudged bankrupt or if a receiver or similar officer is appointed in respect to the property or assets of the Consultant; or

(c) forthwith upon the death of Consultant.

Termination by Corporation or Consultant

5.02 Notwithstanding anything in this Agreement to the contrary, either party shall have the right to terminate this Agreement, prior to the expiration of the term or any renewal thereof, upon thirty (30) days prior written notice to the other party.

Delivery of the Corporation's Property at Termination

5.03 Upon any termination of this Agreement, Consultant shall at once deliver or cause to be delivered to the Corporation all books, documents, effects, money, securities or other property belonging to the Corporation or for which the Corporation is liable to others, which are in the possession, charge, control or custody of Consultant.

Survival of Certain Sections

5.04 Notwithstanding any termination of this Agreement for any reason whatsoever the provisions of Sections 4.01, 4.02 and 4.03 of this Agreement and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following such termination.

RENEWAL OF AGREEMENT

Renewal

6.01 The Corporation may offer to renew this Agreement for a period of one year and so on from year to year by giving notice in writing to Consultant by not later than the first day of the third last month of the contract year. Such notice shall include the Corporation's proposals for any changes in terms or conditions of the service engagement. Consultant shall communicate its acceptance of such offer by giving notice in writing thereof to the Corporation no later than 15 days after receipt of the said offer. Any proposed changes in remuneration or other terms and conditions of the service engagement shall be agreed upon in writing between the parties.

Non-Renewal

6.02 In the event that the Corporation gives notice of non-renewal of this Agreement in writing to Consultant by not later than the 1 st day of the third last month of the contract year or the Corporation does offer to renew this Agreement as set forth in Section 6.01 and Consultant does not accept such offer, this Agreement shall expire and the service engagement hereunder shall terminate without any notice or payment of remuneration in lieu of notice in accordance with the provisions of this Agreement on the last day of the contract year.

INDEMNITY

7.01 The Corporation shall indemnify and hold the Consultant harmless from and against any and all liabilities, losses, costs, damages and expenses whatsoever which the Consultant may suffer or incur, including, without limiting the generality of the foregoing, all legal fees incurred in connection with any such losses, costs, damages and expenses as a result of any demand, claim, action, suit or proceeding made, threatened or brought against the Consultant as a result of any and all claims of patent, copyright and /or trade mark infringement relating to the Corporation's patents, copyrights and/or trademarks arising out of the exercise by the Consultant of the rights granted to it by the Agreement.

7.02 The Consultant acknowledges and agrees that it shall be liable for any and all income taxes (federal and provincial), goods and services taxes, provincial sales taxes (if applicable), and any other taxes that may be payable to any regulatory authority for the services rendered to or the payments made by the Corporation to the Consultant hereunder. The Consultant shall indemnify and hold the Corporation harmless from and against any and all liabilities, losses, costs, damages and expenses whatsoever which the Corporation may suffer or incur, including, without limiting the generality of the foregoing, all legal fees incurred in connection with any such losses, costs, damages and expenses as a result of any demand, claim, action, suit or proceeding made, threatened or brought against the Corporation as a result of Consultant failing to pay such taxes.

7.03 The Consultant covenants and agrees that at no time during or following termination of this Agreement will do or say anything to conduct himself in such manner as to bring Corporation into disrepute or harm or diminish its business reputation and good name. If it is determined at law by a court of competent jurisdiction that such a breach has occurred, the Corporation may immediately terminate this Agreement and in addition to any other remedy available to the Corporation, no further payments shall be required to be made to Consultant under sections 3.01,3.02, 3.03 and 3.04 of the Agreement.

8.0  GENERAL

Sections and Headings

8.01 Under no circumstances shall this Agreement be deemed to create an employment or agency relationship between the Consultant and the Corporation. The Consultant shall at all times be and remain an independent contractor.

8.02 The divisions of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof, "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, reference herein to Articles and Sections are to Articles and Sections of this Agreement.

Number

8.03 In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

Benefit of Agreement

8.04 This Agreement is for the personal services of Consultant and may not be assigned by Consultant without the prior written consent of the Corporation, which consent may be unreasonably and arbitrarily withheld. Subject to the foregoing, this Agreement shall ensure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of
Consultant and the successors and permitted assigns of Consultant and the Corporation respectively.

Entire Agreement

8.05 This Agreement and any schedules annexed hereto constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

Amendments and Waivers

8.06 No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

Severability

8.07 If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

Notices

8.08 Any demand, notice or other communication (hereinafter in this Section 8.08 referred to as a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

To the Corporation:

Alpha Corporation
151 Bloor Street West, Suite 890
Toronto, ON
M5S 1 S4
Fax: (416) 927-1222

Aftn-. Mr. Michael Kraft

To the Consultant:
Michael P. Kraft &Associates Inc. 151 Bloor Street West Suite 890 Toronto, ON M5S 1S4

or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the fourth day, other than a Saturday, Sunday or statutory holiday in Ontario, following the deposit thereof in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery.

Governing Law

8.09 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

Attornment

8.10 For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement. The Corporation and Consultant each hereby attorns to the jurisdiction of the courts of the Province of Ontario provided that nothing herein contained shall prevent the Corporation or Consultant from proceeding at its election against the other of them, as the case may be, in the courts of any other province or country.

Copy of Agreement

8.11 Consultant hereby acknowledges receipt of a copy of this Agreement duly signed by the Corporation

8.12 Time shall be of the essence of this agreement

IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED                MICHAEL P. KRAFT & ASSOCIATES INC.
in the presence of
                                 Per:
Witness                                     Michael P. Kraft

                                            ALPHA CORPORATION

                                 Per:
                                            Michael P. Kraft
                                            President & CEO

                                 Per:
                                            Richard Sherman
                                            Vice President

                                  SCHEDULE "A"

"Custom Publishing" Services (i.e. book packaging and development services), specifically regarding developing and providing content through the creation of nonfiction books under the imprint of widely respected and recognized
"authorities" that are famous names in their respective fields - companies, brands, experts or institutions (such as the Investors Group "Managing Your Money" Book Series) in Canada and the U.S. as per the specific business practices and methods utilized by the Alpha Media division of the Corporation as outlined in the Business Plan of May, 1996. The Consultant acknowledges having received a copy of such Business Plan.

Book Sales, specifically regarding the marketing, sales and distribution of promotional publishing products in Canada and the U.S. (such as the Cadbury's "Tale of the Great Bunny" Book), as per the business practices and methods utilized by the Alpha Marketing division of the Corporation.

International Book Publishing, specifically regarding the development and sales (copublishing revenue) for book product and book packages for international markets (such as the English-As-A-Foreign Language (EFL) and English-For-Special Purposes Series (ESP) published in China and Cuba), as per the business practices and methods utilized by the Alpha International division of the Corporation and International Alpha Media, Inc. an affiliated company of the Corporation as outlined in the Business Plan of March, 1997 The Consultant acknowledges having received a copy of such Business Plan.

                                  SCHEDULE "B"
Sales Commission

Sales Commission shall be equal to 50% of the Net Profits (as herein after defined) less the aggregate amount of the Recoverable Consulting Fees paid or payable by the Corporation to the Consultant pursuant to Section 3.01 of the Agreement.

For the purposes of the Agreement, the term "Net Profits" as used herein shall mean the Gross Profit (as hereinafter defined), minus

(a) Administration & Operating Fee at 4% of gross sales calculated as hereinafter provided, and

(b) the aggregate of all payments made to the Consultant under Section 3.04 ("Reimbursement of Certain Expenses").

     (iii)For the purposes of this Agreement, the term "Gross Profits" as used herein shall mean the gross sales from sales generated by the Consultant beginning May 1s. 1998 and collected by the Corporation (excluding any applicable sales taxes or value added taxes)minus cost of goods sold with respect to such sales including without limitations, any or all

(a)      pre-production costs (eg. writing, art, film, molds);
(b)      manufacturing costs (eg. paper, print & binding or toy/plastic part production);

(c)       duty and freight costs (if applicable);
(d)       royalties or profit sharing with supplier (if applicable);
(e)       financing fee (if applicable) for any Pre-Production Costs and/or

Manufacturing Costs that must be paid up front above any customer deposits will be added at the actual cost of funds to the Corporation; and

(f)       discounts, rebates or return of goods (if applicable).

Ov) Sales Commission shall be calculated and payable on the last day of the month in which the Corporation receives payment in full for the sale generated by the Consultant less the aggregate amount of the Recoverable Consulting Fees. Post Termination Participation It is understood and agreed by the parties hereto that Consultant shall continue to participate in and be paid in accordance with section 3.02 in respect of any and all confirmed purchase orders accepted by the Corporation through Consultant during the 90 day period following termination of this Agreement. Such Sales Commissions will be payable in full within 5 business days from receipt of final payment by the Corporation. The obligations of the Corporation to pay Consultant his Sales Commission relating to such period shall survive the termination hereof, notwithstanding anything herein contained to the contrary.

                                  ADDENDUM (i)

Effective October 1st, 1997, the Consultant's monthly fee will be $3,000.00 plus GST.

Dated at Toronto, this 26th day of May, 1997.

Accepted by
ALPHA CORPORATION                       Accepted by:


/s/ Michael P. Kraft                    /s/ Michael P. Kraft
--------------------                    ----------------------------
Michael P. Kraft,                       Michael P. Kraft
President & C.E.O.


/s/ Richard Sherman
--------------------
Richard Sherman,
Vice President

                                  ADDENDUM (II)

Effective January 1st, 1998, this Agreement will be renewed and extended until April 30, 1998.

Dated at Toronto, this 26th day of May, 1998.

Accepted by
ALPHA CORPORATION                       Accepted by:


/s/ Michael P. Kraft                    /s/ Michael P. Kraft
--------------------                    ----------------------------
Michael P. Kraft,                       Michael P. Kraft
President & C.E.O.


/s/ Richard Sherman
--------------------
Richard Sherman,
Vice President